CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment Number 98 to the Registration Statement No. 2-10156 on Form N-1A of the John Hancock Balanced Fund, John Hancock Large Cap Equity Fund, and John Hancock Sovereign Investors Fund (each a series of John Hancock Investment Trust), of our reports dated February 11, 2005 appearing in the Annual Reports to the Shareholders for the year ended December 31, 2004.

We also consent to the references to us under the headings "Financial Highlights" in the John Hancock Equity Funds Prospectus, the John Hancock Equity Funds Prospectus - Institutional Class I Shares, the John Hancock Retirement Funds Prospectus - Class R Shares and the John Hancock Large Cap Equity Fund Prospectus - Institutional Class I Shares, and "Independent Registered Public Accounting Firm" in the John Hancock Balanced Fund, the John Hancock Large Cap Equity Fund and the John Hancock Sovereign Investors Fund Statement of Additional Information.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 2005